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                                           EXHIBIT 15
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                                                                      EXHIBIT 15

November 10, 1995

Merrill Lynch & Co., Inc.
World Financial Center
North Tower
New York, NY 10281

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim consolidated financial information of Merrill Lynch & Co., Inc. and subsidiaries as of September 29, 1995 and for the three- and nine-month periods ended September 29, 1995 and September 30, 1994 as indicated in our report dated November 10, 1995; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended September 29, 1995, is incorporated by reference in the following documents, as amended:

Filed on Form S-8:

   Registration Statement No. 33-41942 (1986 Employee Stock Purchase Plan)

   Registration Statement No. 33-17908 (Incentive Equity Purchase Plan)

   Registration Statement No. 33-33336 (Long Term Incentive Compensation Plan)

   Registration Statement No. 33-51831 (Long Term Incentive Compensation Plan)

   Registration Statement No. 33-51829 (401(k) Savings and Investment Plan)

   Registration Statement No. 33-54154 (Non-Employee Directors' Equity Plan)

   Registration Statement No. 33-54572 (401(k) Savings and Investment Plan
     (Puerto Rico))
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   Registration Statement No. 33-56427 (1994 Deferred Compensation Plan for a
     Select Group of Eligible Employees)

   Registration Statement No. 33-55155 (1995 Deferred Compensation Plan for a
     Select Group of Eligible Employees)

   Registration Statement No. 33-60989 (1996 Deferred Compensation Plan for a
     Select Group of Eligible Employees)

Filed on Form S-3:

   Debt Securities

   Registration Statement No. 33-54218

   Registration Statement No. 2-78338

   Registration Statement No. 2-89519

   Registration Statement No. 2-83477

   Registration Statement No. 33-03602

   Registration Statement No. 33-17965

   Registration Statement No. 33-27512

   Registration Statement No. 33-35456

   Registration Statement No. 33-42041

   Registration Statement No. 33-45327

   Registration Statement No. 33-49947

   Registration Statement No. 33-51489

   Registration Statement No. 33-52647

   Registration Statement No. 33-60413

   Registration Statement No. 33-61559
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   Medium Term Notes:

   Registration Statement No. 2-96315

   Registration Statement No. 33-03079

   Registration Statement No. 33-05125

   Registration Statement No. 33-09910

   Registration Statement No. 33-16165

   Registration Statement No. 33-19820

   Registration Statement No. 33-23605

   Registration Statement No. 33-27594

   Registration Statement No. 33-38879

   Other Securities:

   Registration Statement No. 33-19975 (Remarketed Preferred Stock, Series C)

   Registration Statement No. 33-33335 (Common Stock)

   Registration Statement No. 33-45777 (Common Stock)

   Registration Statement No. 33-55363 (Preferred Stock)

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


     /s/ Deloitte & Touche LLP

     New York, New York